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                                                                  EXHIBIT 11.1




                        FIDUCIARY CAPITAL PARTNERS, L.P.


                        STATEMENTS OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT



                                                        For the Three Months                    For the Six Months
                                                            Ended June 30,                        Ended June 30,
                                                -----------------------------------     -----------------------------------
                                                      2001               2000                2001                2000
                                                ---------------     ---------------     ---------------     ---------------
Net Investment Loss                             $       (78,286)    $       (94,218)    $      (122,383)    $      (163,305)

Percentage Allocable to Limited Partners                    115%                100%                110%                100%
                                                ---------------     ---------------     ---------------     ---------------

Net Investment Loss Allocable
   to Limited Partners                          $       (90,038)    $       (94,218)    $      (134,135)    $      (163,305)
                                                ===============     ===============     ===============     ===============

Weighted Average Number of Limited
   Partnership Units Outstanding                        930,725           1,026,273             930,725           1,026,273
                                                ===============     ===============     ===============     ===============

Net Investment Loss Per Limited
   Partnership Unit                             $         (0.10)    $         (0.09)    $         (0.14)    $         (0.16)
                                                ===============     ===============     ===============     ===============
